UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2011

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-166171	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6533 Octave Avenue Las Vegas, Nevada	89139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  1-888-455-6183

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2011, the registrant Respect Your Universe, Inc. (”RYU”) entered into a consulting agreement (“Exit 21 Consulting Contract”) with Exit Global Solutions LLC, dba Exit 21 Apparel Solutions, an Oregon limited liability company (“Exit 21”) for the provision of (i) product design, development, merchandising, sourcing and clothing line production, and (ii) CEO and COO services from its founders Christopher Martens and Erick Siffert (see Item 5.02 below).  A copy of the Exit 21 Consulting Contract is attached hereto as Exhibit 10.1.

The term of the Exit 21 Consulting Contract is made effective as of June 1, 2011 and runs through December 31, 2011. Pursuant to tits terms, RYU shall pay $24,000 monthly for product services, $13,000 monthly for CEO services, and $13,000 monthly for COO services.

ITEM 3.02          UNREGISTERED SALES OF EQUITY SECURITIES.

(a)          Over-Subscription for Common stock and warrants sold pursuant to a Private Placement

On June 22, 2011, RYU disclosed on Form 8-K that it had sold shares of its common stock and warrants to purchase common stock pursuant to the terms of a private placement (“Offering”) and that it had closed the Offering.

From June 21 to June 30, 2011, the Board of Directors of RYU extended the Offering and accepted four additional investor subscriptions for the Offering resulting in the sale of an additional 302,326 shares of RYU common stock and issuance of 302,326 warrants to purchase RYU common stock at a price of $1.80 per share. The Offering was closed on June 30, 2011.

The securities sold in the Offering were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

(b)          Common stock issued as payment to vendor for services in lieu of cash

On June 28, 2011, RYU issued an aggregate of 14,167 shares of restricted common stock to two vendors as payment for services valued at $8,500 in lieu of cash.  Each vendor was qualified as an accredited or sophisticated investor. The shares of common stock were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 5.02          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 30, 2011, the Board of Directors of RYU approved the following management compensation terms:

(a)          Christopher Martens, Chief Executive Officer.  Mr. Martens shall be paid $13,000 monthly effective June 1, 2011 and through December 31, 2011 for CEO services as part of the Exit 21 Consulting Contract (see above Item 1.01). Additionally, on July 1, 2011, Mr. Martens was issued a fully vested option to purchase 300,000 shares of RYU common stock at an exercise price of $2.26 per share.

(b)          Erick Siffert, Chief Operating Officer.  Mr. Siffert shall be paid $13,000 monthly effective June 1, 2011 and through December 31, 2011 for COO services as part of the Exit 21 Consulting Contract (see above Item 1.01). Additionally, on July 1, 2011, Mr. Siffert was issued a fully vested option to purchase 300,000 shares of RYU common stock at an exercise price of $2.26 per share.

(c)          Steve Eklund, Chief Financial Officer.  For compensation for CFO services through September 30, 2011, Mr. Eklund was issued a fully vested option to purchase 100,000 shares of RYU common stock at an exercise price of $2.26 per share.  Commencing October 1, 2011, Mr. Eklund shall be paid $12,500 monthly ($150,000 on an annual basis) and on the same date shall be issued an option to purchase 100,000 shares of RYU common stock, vesting over four years in annual increments, with an exercise price at the closing price on such date. Mr. Eklund’s employment agreement is attached hereto as Exhibit 10.2.

(d)          John Wood, President.  Mr. Wood shall be issued a fully vested option to purchase 100,000 shares of RYU common stock per quarter for President services. Therefore on July 1, 2011, as compensation for our third quarter, Mr. Wood was issued a fully vested option to purchase 100,000 shares of RYU common stock at an exercise price of $2.26 per share.

(e)          Kristian Andresen, Corporate Secretary. Mr. Andresen shall be issued a fully vested option to purchase 100,000 shares of RYU common stock per quarter for Corporate Secretary services. Therefore on July 1, 2011, as compensation for our third quarter, Mr. Andresen was issued a fully vested option to purchase 100,000 shares of RYU common stock at an exercise price of $2.26 per share.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1       Exit 21 Consulting Contract
10.2       Employment Agreement with Steve Eklund

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	July 6, 2011

By:	/s/ Kristian Andresen
Kristian Andresen
Corporate Secretary